Exhibit 10.6

SECOND AMENDMENT

TO THE

FEDERAL SAVINGS BANK

AMENDED AND RESTATED

DIRECTOR FEE CONTINUATION AGREEMENT

THIS SECOND AMENDMENT to the First Seacoast Bank Amended and Restated Director Fee Continuation Agreement (the “Agreement”) is entered into by and between First Seacoast Bank, a federally chartered stock savings bank and successor to Federal Savings Bank (the “Bank”) and Dana C. Lynch (the “Director”), on this 10th day of February 2022.

WHEREAS, the Agreement was adopted on December 11, 2008, and subsequently amended on April 1, 2013; and

WHEREAS, pursuant to Section XIII(C) of the Agreement, the Agreement may be amended at any time by mutual written consent of the Bank and the Director; and

WHEREAS, the Bank and the Director desire to amend the Agreement to clarify certain provisions.

NOW THEREFORE, the Agreement is hereby amended, effective as of January 1, 2022, as follows:

First Change

Section III. is amended by deleting paragraph J. “Final Base Fee” in its entirety.

Second Change

Section V.A. “Retirement Benefit” is amended by replacing the first sentence with the following new language:

“Upon attainment of the Retirement Date, the Director shall be entitled to receive an annual benefit from the Bank that is equal to $20,000.”

Third Change

Section X. is amended by deleting the current language in its entirety and replacing it with the following new language:

“Upon the occurrence of a Change in Control, the Director shall be entitled to a benefit in the amount equal to the present value of $200,000.  The present value shall be determined by discounting a stream of ten (10) annual payments of $20,000 to the date of the Change in Control (i.e., discounting a $20,000 stream of annual payments that would commence on the date of the Change in Control to the date of the Change in Control), using the 120% of the Applicable Federal Rates (compounded semi-annually) for the month in which the Change in Control occurs.  In addition, no Change in Control of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.”

Fourth Change

Anywhere in the Agreement where the name “First Federal Bank” appears, it will be replaced with the name “First Seacoast Bank.”

Except as otherwise amended by this Amendment, all provisions of the Agreement shall remain in full force and effect and the Agreement, and this Amendment shall be construed together and considered one and the same agreement.

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IN WITNESS WHEREOF, the Bank and the Director have caused this Amendment to be executed on the date first written above.

EXECUTIVE	FIRST SEACOAST BANK

/s/ Dana C. Lynch	/s/ James R. Brannen
Director – Dana C. Lynch	By: James R. Brannen Title: President and Chief Executive Officer